                             medix.resources, inc.
                       Connecting the world of healthcare

News Release

CONTACTS:
Gary Smith
(212) 697-2509
(212) 681-9817 (fax)
Andy Brown
(718) 323-7424

        MEDIX RESOURCES ANNOUNCES CYMEDIX III, NEW TECHNOLOGY AVAILABLE FIRST QUARTER 2002

 Workstation, handheld and wireless technologies integrated to drive physician adoption and amplify the value of Cymedix products

                                              ------

      NEW YORK, October 30, 2001 - Today, Medix Resources,  Inc. (Amex: MXR), the healthcare connectivity  company,  announced the  introduction of Cymedix(R)III, its next generation of
its  proprietary,   point-of-care  products.  Cymedix(R)III  is  based  upon  a  robust  and device-neutral  architecture  that  leverages  proven  workstation,  handheld  and  wireless
technologies   and  fulfills  Medix'   long-term   commitment  to  emerging  exam  room  and
point-of-care  technologies.  Cymedix(R)III  products, including  working  applications  for
Cymedix(R)Pharmacy,  Laboratory and PlanConnect services, will be made available to sponsors and physicians in the first quarter of 2002.

      Medix  President and CEO John Prufeta  commented,  "Medix is committed to delivering a rich stream of product  innovations that best meet the needs of physicians and our sponsors.
The  addition of wireless  capability  within our  Cymedix(R)III product  release  naturally complements  our suite of  transaction  products,  and enables a physician  and their office staff to execute  the full range of  clinical  and support  transactions  from their  office workstation,  their home  desktop or from the exam room itself,  via a handheld  device with
real-time   synchronization   of  secure   patient   data.  We  believe  that  the  expanded
capabilities  of  Cymedix  III offer a  compelling  value  return  for  physicians  and will accelerate  their  adoption of  our  technology  to the benefit  of all our constituencies -
physicians, our growing roster of `blue chip' sponsors, and Medix shareholders."

      Louis Hyman,  Medix Chief Technology Officer added "Over the past six months Medix has carefully  tracked advances in point-of-care  technologies  that make today's mobile devices practical and affordable for reliable, secure and real-time physician-centric  applications.
Before  now,  the  combination  of  expensive,   front-end   equipment  costs  coupled  with
time-consuming and often problematic data  synchronization  requirements  effectively reined in the physician's  appetite for any of the point-of-care  technologies  being offered.  Our new Cymedix(R)III  architecture  is both fully  scalable  and  device-neutral,  allowing our
Pharmacy,  Lab and  PlanConnect  products  to be  delivered  via  workstation  and  wireless handheld devices with the technologies available today as well as those of the future."

About Medix Resources, Inc.
      Medix Resources,  Inc.,  through its wholly owned subsidiary Cymedix Lynx Corporation, is the developer  and provider of the Cymedix(R)suite of fully secure  transaction  software products,  that  enable the  communication  of high value  added  clinical,  financial,  and administrative healthcare information among physician offices,  hospitals, health management organizations  and insurance  companies.  Additional  information  about Medix Resources and its products  and  services  can be found by visiting its Web sites,  WWW.MEDIXRESOURCES.COM and WWW.CYMEDIX.COM, or by calling (800) 326-8773.

                                           # # #
Information in this press release  contains  forward-looking  statements  that involve risks and uncertainties that might adversely affect the Company's  operating results in the future to a material degree. Such risks and uncertainties include, without limitation,  the ability of the Company to raise capital to finance the  development  of its software  products,  the effectiveness  and the  marketability  of those  products,  the  ability  of the  Company to protect  its  proprietary  information,  and the  establishment  of an  efficient  corporate operating  structure  as the  Company  grows.  These and other risks and  uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000, and its Form 10-Q for the second quarter of 2001,  which were filed with the Securities and Exchange  Commission on March 21,
2001, and August 13, 2001,  respectively.  This information is available from the SEC or the
Company.